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Exhibit 25.1

        File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under
the Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)

ZIONS FIRST NATIONAL BANK
(Exact name of trustee as specified in its charter)

87-0189025
(I.R.S. Employer Identification No.)

One South Main, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip code)

Zions First National Bank
10 East South Temple, 5th Floor
Salt Lake City, Utah 84133
Attn: Robert A. Goodman (801) 524-4632
(Name, address and telephone number of agent for service)

GMAC ELF LLC (Exact name of registrant as specified in its charter)	GMAC Educational Loan Funding Trust-I (Issuer of Notes)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
22-3891807 (I.R.S. Employer Identification No.)	Pending (I.R.S. Employer Identification No.)
1801 California Street, Ste. 3900 Denver, CO 80202 (Address, including zip code, of Registrant's principal executive offices)	1801 California Street, Ste. 3900 Denver, CO 80202 (Address, including zip code, of Registrant's principal executive offices)

Student Loan Asset-Backed Notes
(Title of the indenture securities)

        1.    General Information.    Furnish the following information as to the trustee—

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington D.C.
    Federal Deposit Insurance Corporation, Washington D.C.
    The Board of Governors of the Federal Reserve System, Washington D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

        2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

  No such affiliation exists with the Trustee, Zions First National Bank.

Item 3—Item 15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

        16.    List of Exhibits.    List below all exhibits filed as a part of this statement of eligibility.

  1.
  Articles of Association of Zions First National Bank.(1)

  2.
  Certificate of Authority of Zions First National Bank to Commence Business.(1)

  3.
  Authorization of the trustee to exercise corporate trust powers.(1)

  4.
  Bylaws of Zions First National Bank.(1)

  5.
  Not Applicable.

  6.
  Consents of Zions First National Bank required by Section 321(b) of the Act.(2)

  7.
  Latest Report of Condition of Zions First National Bank.(2)

(1)
Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-08929.

(2)
Attached.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Zions First National Bank, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Salt Lake City, and State of Utah, on the 16th day of January, 2003.

ZIONS FIRST NATIONAL BANK
By:	/s/ KAY HALL Name: Kay Hall Title: Chief Financial Officer

Exhibit 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by GMAC Educational Loan Funding Trust-I and GMAC ELF LLC of its Student Loan Asset-Backed Notes, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

ZIONS FIRST NATIONAL BANK
By:	/s/ KAY HALL Name: Kay Hall Title: Chief Financial Officer

Dated: January 16, 2003

Exhibit 7

Latest Report of Condition of Trustee

Zions First National Bank	FFIEC 031
Salt Lake City, UT 84111	RC-1
Transmitted to EDS as 0212225 on 10/30/02 at 15:21:55 CST
FDIC Certificate Number — 02270
Consolidated Report of Condition for insured Commercial and State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts (in Thousands)
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin(1)		358,134
b. Interest-bearing balances(2)		23
2.Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		0
b. Available-for-sale securities (from Schedule RC-B, column D)		966,508
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		239,055
b. Securities purchased under agreements to resell(3)		958,098
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale		156,082
b. Loans and leases, net of unearned income	6,311,084
c. LESS: Allowance for loan and lease losses	87,439

d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		6,223,645
5. Trading assets (from Schedule RC-D)		366,414
6. Premises and fixed assets (including capitalized leases)		106,363
7. Other real estate owned (from Schedule RC-M)		3,879
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		34,731
9. Customers' liability to this bank on acceptances outstanding		671
10.Intangible assets:
a. Goodwill		19,514
b. Other intangible assets (from Schedule RC-M)		6,600
11. Other assets (from Schedule RC-F)		822,003

12. Total assets (sum of items 1 through 11)		10,261,720

(1)
Includes cash items in process of collection and unposted debits.
(2)
Includes time certificates of deposit not held for trading.
(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Zions First National Bank	FFIEC 031
Salt Lake City, UT 84111	RC-1
Transmitted to EDS as 0212225 on 10/31/02 at 15:21:55 CST
FDIC Certificate Number — 02270

Schedule RC—Continued

	Dollar Amounts (in Thousands)
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)		6,536,038
(1) Noninterest-bearing(1)	1,123,082
(2) Interest-bearing	5,412,956
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)		257,841
(1) Noninterest-bearing	0
(2) Interest-bearing	257,841
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices(2)		1,524,158
b. Securities sold under agreements to repurchase(3)		320,684
15. Trading liabilities (from Schedule RC-D)		209,540
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		41,006
17. Not applicable
18. Bank's liability on acceptances executed and outstanding		671
19. Subordinated notes and debentures(4)		170,125
20. Other liabilities (from Schedule RC-G)		507,247
21. Total liabilities (sum of items 13 through 20)		9,567,310
22. Minority interest in consolidated subsidiaries		1,490
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus		0
24. Common stock		15,000
25. Surplus (exclude all surplus related to preferred stock)		156,746
26. a. Retained earnings		469,521
b. Accumulated other comprehensive income(3)		51,653
27. Other equity capital components(5)		0
28. Total equity capital (sum of items 23 through 27)		692,920
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)		10,261,720

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity
(4)
Includes limited-life preferred stock and related surplus.
(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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SIGNATURE
CONSENT OF THE TRUSTEE
Latest Report of Condition of Trustee